UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

CXJ GROUP CO., LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-56425	85-2041913
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

C290, DoBe E-Manor,

Dongning Road No. 553,

Jianggan District, Hangzhou City

Zhejiang Province, Peoples Republic of China

(Address of Principal Executive Offices) (NA)

+86 18668175727

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 1.01 Entry into a Material Definitive Agreement.

On August 1, 2023, CXJ Technology (Hangzhou) Co., Ltd, a Chinese corporation (“the Company”) and a subsidiary of CXJ Group Co., Limited and signed an equity transfer agreement (the “Agreement”) with Mr. Qing Wang. Under this agreement, the Company will dispose 51% equity of Xishijie Automobile Industry Ecology Technology Co., Ltd (formerly known as Shenzhen Lanbei Ecological Technology Co., Ltd) , a Chinese company (“Xishijie”) with a purchase price of RMB 1 yuan. After this Agreement comes into force, Xishijie Automobile Industry Ecology Technology Co., Ltd will longer the subsidiary of CXJ Group Co., Ltd. .

The foregoing description of the Agreement does not purport to be completed, is solely intended as a summary of the material terms of the Agreement and qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

According to the Equity Transfer Agreement, the agreement is deemed completed after both parties have signed the agreement and the Company has disposed 51% of the equity of Xishijie Automobile Industry Ecology Technology Co., Ltd.

The foregoing description of the Agreement does not purport to be completed and is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01 Exhibits.

(a) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CXJ GROUP CO., LIMITED

By	/s/ Lixin Cai
Name:	Lixin Cai
Title:	Chairman and Chief Executive Officer

Date: August 11, 2023

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Equity Tranfer Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)